Exhibit 99.1

Shiner International Reports Record Fiscal 2007 Financial Results,
Provides Fiscal 2008 Financial Guidance

HAINAN, CHINA, March 28, 2008 – Shiner International, Inc. (NASDAQ: BEST), an emerging global supplier of anti-counterfeiting and advanced packaging products, today announced financial results for the year-ended December 31, 2007, highlighted by a 26.0% increase in total revenue and record net income.

Shiner, which began trading on the NASDAQ Stock Market in February 2008, reported total revenue of $42.8 million in fiscal 2007, compared with revenue of $34.0 million in 2006.  Revenue generated by the Company’s packaging businesses increased 46.8% to $28.5 million in 2007, and comprised approximately two-thirds of total revenue at December 31, 2007.

The Company reported that 2007 net income increased 27.5% to $4.5 million, or $0.24 per fully diluted share, compared to net income of $3.6 million, or $0.22 per fully diluted share in the prior year.  This performance was driven by higher volume sales of the Company’s coated film, BOPP tobacco film and anti-counterfeit film products, in addition to the favorable impact of higher average selling prices.  Shiner’s patented packaging technology ensures the authenticity, safety and quality of consumer goods such as food, liquor, tobacco, CD/DVDs, cosmetics and other branded items.

On October 22, 2007, the Company completed a private placement offering in which it sold 3.5 million shares for gross proceeds of $10.5 million.  The Company has indicated that the bulk of the proceeds from this offering are being used to increase capacity for both coated and anti-counterfeit film production lines in response to growing end-market demand.  Coated film and anti-counterfeit film sales increased 37.4 % and 86.4%, respectively, in 2007.

Mr. Jian Fu, CEO of Shiner International, commented:  “Our record 2007 financial performance is a testament to the technical superiority of our advanced packaging films, our low-cost manufacturing model and the strength of our international sales efforts, which currently span 26 countries worldwide.  Looking ahead, we believe demand for our anti-counterfeit film technology represents a significant catalyst for long-term growth, particularly within the high-end branded liquor, tobacco and entertainment markets, where a growing number of manufacturers are utilizing our next-generation films in a concerted effort to prevent counterfeit-related losses and ensure product safety.”

Mr. Fu added: “Sales to Chinese customers increased more than 20 percent in 2007, while sales to international customers increased by more than 50 percent on a year-over-year basis, driven by our entry into several new markets, including countries in North America and Southeast Asia.  We remain encouraged by the opportunities for continued growth in both domestic and international markets in the coming year.”

Fiscal 2007:  Key Financial Highlights

▪	Total revenue increased 26.0% to $42.8 million in 2007, versus $34.0 million in 2006
▪	Net income increased 27.5% to $4.5 million in 2007, versus $3.6 million in 2006
▪	Gross margin increased to 20.0% in 2007, versus 19.5% in 2006
▪	Operating margin increased to 12.1% in 2007, versus 11.3% in 2006
▪	BOPP tobacco film sales increased 48.8% in 2007, compared to the prior year
▪	Coated film sales increased 37.4% in 2007, compared to the prior year
▪	Anti-counterfeit film sales increased 86.4% in 2007, compared to the prior year

Fiscal 2008 Financial Guidance

▪	Fiscal 2008 Revenue Guidance: Shiner projects fiscal 2008 revenue to be in the range of $64 to $70 million, an increase of approximately 50% to 64% from 2007
▪	Fiscal 2008 Net Income Guidance: Shiner projects fiscal 2008 net income to be in the range of $8.0 to $9.0 million, an increase of 76% to 98% from 2007
▪	Fiscal 2008 EPS Guidance: Shiner projects fiscal 2008 EPS to be in the range of $0.31 to $0.35 per fully diluted share
▪	Fiscal 2008 Capital Expenditure Guidance: Shiner anticipates fiscal 2008 capital expenditures to be in the range of $4 to $5 million, up from $3.8 million in fiscal 2007
▪	Fiscal 2008 Production Capacity Guidance: Shiner anticipates total manufacturing capacity to increase to 28,100 tons in fiscal 2008, up from 17,200 tons in fiscal 2007
▪
Market Growth Projection: Shiner anticipates the worldwide flexible packaging market to grow approximately 12.0% in 2008.  Notably, the anti-counterfeit packaging market is projected grow at a significantly faster rate than the broader flexible packaging market in 2008.

About Shiner International, Inc.

Shiner International (www.shinerinc.com) is a U.S. corporation that has its primary operations in China.  Headquartered in the city of Haikou - China's "Hawaii” - Shiner's products include coated packaging film, shrink-wrap film, common packaging film, anti-counterfeit laser holographic film and color-printed packaging materials.  Approximately 60% of Shiner's current customers are located in China, with the remainder spanning Southeast Asia, Europe, the Middle East and North America. Shiner holds 13 patents on products and production equipment, and has additional patent applications pending.  The Company’s coated films meet the approval of U.S. FDA requirements, as well as those required for food packaging sold in the EU.  Shiner's product manufacturing process is certified under ISO 9001:2000.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect Shiner International, Inc.'s current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in Shiner's filings with the Securities and Exchange Commission.

###

Company Contact:                                                                                      Investor Relations & Media Contact:
Shiner International, Inc.                                                                                     Lambert, Edwards & Associates
Ms. Maggie DanDan Xing                                                                                                Mr. Noel Ryan
Phone: 011-86-13876687688                                                                                                Phone: 616-233-0500
Email: info@shinerinc.com                                                                                                E-mail:  nryan@lambert-edwards.com

Shiner International, Inc.
Consolidated Statement Of Operations
(Unaudited)

	Years Ended December 31,
	2007	2006

Net Revenue	$42,762,615	$33,951,965

Cost of Revenue	34,225,643	27,328,787

Gross profit	8,536,972	6,623,178

Operating expenses
Selling expenses	1,331,904	1,578,585
General and administrative expenses	2,043,588	1,194,911
Total operating expenses	3,375,492	2,773,496

Income from operations	5,161,480	3,849,682

Non-operating income (expense):
Other income, net	72,713	278,545
Interest income	64,984	1,443
Interest expense	(96,235)	(330,530)
Exchange Gain (Loss)	(253,519)	(23,301)

Total non-operating income (expense)	(212,057)	(73,843)

Income before income tax	4,949,423	3,775,839

Income tax	409,294	214,504

Net income	4,540,129	3,561,335

Other comprehensive income
Foreign currency translation gain	953,081	282,693

Comprehensive Income	$5,493,210	$3,844,028

Weighted average shares outstanding :
Basic	19,222,329	16,500,000
Diluted	19,229,798	16,500,000

Earnings per share:
Basic	$0.24	$0.22
Diluted	$0.24	$0.22

Shiner International, Inc.
Consolidated Statement of Financial Position
(Unaudited)

December 31,
2007

ASSETS

CURRENT ASSETS:
Cash & cash equivalents	$4,607,434
Accounts receivable, net of allowance for doubtful accounts $84,964	8,988,559
Advances to suppliers	6,171,654
Note receivable	39,755
Inventory	6,411,267
Prepaid expense & other current assets	184,959

Total current assets	26,403,628

Property and equipment, net	5,242,178
Long-term prepaid expense	215,783
Intangible assets	339,593

TOTAL ASSETS	$32,201,182

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$4,545,629
Other payables	1,396,233
Unearned revenue	520,056
Accrued payroll	41,267
Short term loan	822,528
Advance from related party	-
Dividend payable	65,110
Tax and welfare payable	924,137

Total current liabilities	8,314,960

Commitments and contingencies	-

STOCKHOLDERS' EQUITY:
Common stock, par value $0.001; 75,000,000 shares authorized,
24,650,000 shares issued and outstanding	24,650
Additonal paid-in capital	11,153,503
Other comprehensive income	1,384,391
Statutory reserve	2,374,069
Retained earnings	8,949,609
Total stockholders' equity	23,886,222

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$32,201,182

5